UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2012

MEDICAL CARE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

26-4227137
(I.R.S. Employer Identification Number)

000-53665
(Commission File Number)

Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China
(Address of principal executive offices)

011 8610 6407 0580
(Issuer's telephone number)

__________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On April 23, 2012, Medical Care Technologies Inc. (the "Company") executed a CEO Agreement with Ning C. Wu (“Wu”) as the Company’s Chief Executive Officer and President. The CEO Agreement is for a term of one year until December 1, 2012 and provides for an annual base compensation of $120,000 and equity compensation of 120,000,000 restricted common shares of the Company. For extra time spent beyond twenty days worked per month, such as extensive travelling outside of Canada, Wu will be compensated on a daily rate of $1,000 per day, subject to Board of Directors approval.

The term of the agreement will continue unless terminated by the Company without cause, which means without good or sufficient reason, such as if Wu’s duties and responsibilities are substantially reduced without her consent or Wu is not re-elected as Chief Executive Officer by the Board during the term. In such case, the severance benefits will not exceed 2.99 times the sum of her salary and bonus unless such benefits are approved by the stockholders pursuant to the Company's established policy.  If terminated for cause, all further vesting of CEO’s outstanding equity awards pursuant to the Company’s 2010 Stock Option Plan will terminate immediately and all payments of compensation by the Company to CEO will terminate immediately. Accordingly, if Wu is terminated prior to June 28, 2012, her options to purchase 250,000 shares at an exercise price of $$0.25 per share will terminate as well.

The foregoing summary of the CEO Agreement is not intended to be complete and is qualified in its entirety by reference to the CEO Agreement, a copy of which is attached hereto as Exhibit 10.39 and is incorporated herein by reference. All statements made herein concerning the CEO Agreement are qualified by reference to said Exhibit.

On April 23, 2012, the board of directors of Medical Care Technologies Inc. (the “Company”) approved a second amendment (the “2nd Amendment”) to the Executive Officer Employment Agreement, dated February 1, 2011, between the Company and Luis Kuo, its Chief Operating Officer, to provide for an annual base compensation of $60,000 and the issuance of 80,000,000 restricted shares of the Company’s common stock. The original employment agreement with Mr. Kuo provided for a 3-year term (until March 31, 2013), with automatic renewals thereafter until either party terminates. The Company may terminate without cause and Mr. Kuo can terminate without cause or for good reason by giving the Company 10 days notice. If Mr. Kuo is terminated prior to August 1, 2012, the 25,000 stock options subject to vesting granting him the right to purchase shares at $0.25 per share will terminate. All of the other terms of the Executive Officer Employment Agreement remain in effect without modification.

For all the terms and conditions of the 2nd Amendment described above, reference is hereby made to such 2nd Amendment annexed hereto as Exhibit 10.38. All statements made herein concerning the 2nd Amendment are qualified by reference to said Exhibit.

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is incorporated by reference into this Item 3.02. The issuance of the 120,000,000 shares to Wu and the 80,000,000 shares to Mr. Kuo described in Item 1.01 above were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Mr. Kuo, as Chief Operating Officer of the Company and Ms. Wu, as Chief Executive Officer of the Company, had access to information concerning the operations and financial condition of the Company, are acquiring the securities for their own account and not with a view to the distribution thereof, and are “accredited investors” as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the shares will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

On April 24, 2012, the Company issued 10,000,000 shares of common stock to David Lubin, counsel to the Company. The issuance was in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

10.37	Original Executive Officer Employment Agreement dated February 1, 2011 between Medical Care Technologies Inc. and Luis Kuo

10.38	Second Amendment effective as of April 23, 2012 to Executive Officer Employment Agreement between Medical Care Technologies Inc. and Luis Kuo

10.39	CEO Agreement dated April 23, 2012 between Medical Care Technologies Inc. and Ning C. Wu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2012

MEDICAL CARE TECHNOLOGIES INC.

/s/ Ning C. Wu
Ning C. Wu
President